CVS CAREMARK CORPORATION
BUSINESS PLANNING COMMITTEE
NONQUALIFIED STOCK OPTION AGREEMENT
ANNUAL GRANT
GRANT DATE: APRIL __, 20__

1.     GRANT OF OPTION. Pursuant to the provisions of the 2010 Incentive Compensation Plan, as amended (the “ICP”) of CVS Caremark Corporation (the ”Company”), on the date set forth above (the “Grant Date”), the Company has granted and hereby evidences the grant to the person named below (the “Participant”), subject to the terms and conditions set forth or incorporated in this Nonqualified Stock Option Agreement (“Agreement”), the right, and option, to purchase from the Company the aggregate number of shares of Common Stock ($.01 par value) of the Company (“Shares”) set forth below, at the purchase price indicated below (the “Option”), the Option to be exercised as hereinafter provided. The ICP is hereby made a part hereof and Participant agrees to be bound by all the provisions of the ICP. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term(s) in the ICP. The provisions in this Agreement shall be read in concert with the Amended and Restated Employment Agreement dated as of December 22, 2008, as amended as of December 21, 2012 (the “Employment Agreement”) and the ICP. In the event of any ambiguity concerning the coordination of the provisions of this Agreement and the Employment Agreement, the terms of the document which provide Participant with the most favorable treatment with respect to the Option shall govern. The Option is a nonqualified option as defined in the ICP. The Option purchase price per Share as stated below is equal to the Fair Market Value per Share as of the Grant Date.

Participant:	Larry Merlo
Employee ID:	XXXXXX
Shares:	XXXXXX
Option Price:	$XX.XX

2.    TERM OF OPTION. The term of the Option shall be for a period of seven (7) years from the Grant Date, subject to the earlier termination of the Option, as set forth in the ICP and in this Agreement. No portion of the Option shall be exercisable after the term of the Option.

3.     EXERCISE OF OPTION. (a)    The Option, subject to the provisions of the ICP, shall be exercised by submitting a request to exercise to the Company’s stock option administrator, in accordance with the Company’s current exercise policies and procedures, specifying the number of Shares to be purchased, which number may not be less than one hundred (100) Shares (unless the number of Shares purchased is the total balance which is then exercisable). Unless the Company, in its discretion, establishes “cashless exercise” procedures and permits Participant entitled to exercise the Option to utilize such “cashless exercise” procedures, Participant so exercising all or part of this Option shall, at the time of exercise, tender to the Company cash or cash equivalent for the aggregate option price of the Shares Participant has elected to purchase or certificates for Shares of Common Stock of the Company owned by Participant for at least six (6) months with a fair market value at least equal to the aggregate option price of the Shares Participant has elected to purchase, or a combination of the foregoing.

(b)     Prior to its expiration or termination and except as otherwise provided herein, the Option will become vested in accordance with the vesting schedule set forth below and any vested Option will be exercisable by Participant so long as Participant has maintained continuous employment with the Company or a subsidiary of the Company from the Grant Date through the exercise date:

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(i)	25% of the Option shall vest on the 1st anniversary of the Grant Date;

(ii)	25% of the Option shall vest on the 2nd anniversary of the Grant Date;

(iii)	25% of the Option shall vest on the 3rd anniversary of the Grant Date;

(iv)	25% of the Option shall vest on the 4th anniversary of the Grant Date.

4.    TAXES. If, upon the exercise of an Option, there shall be payable by the Company any amount for tax withholding, the Company shall have the right to require Participant to pay the amount of such taxes immediately, upon notification from the Company, before a certificate for the Shares purchased is delivered to Participant pursuant to such Option. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable to Participant in cash or in Shares or from any other amounts payable any time thereafter to Participant.

5.    TRANSFERABILITY. The Option may be transferred to and may thereafter be exercised by one or more members of Participant’s immediate family, by a trust established by Participant for the benefit of one or more members of Participant’s immediate family, or by a partnership of Company of which the only owners are members of Participant’s immediate family (the “Transferee(s)”); provided, that no portion of the Option may be transferred until such time as it becomes vested and exercisable pursuant to Section 3(b) hereof, and further provided that no more than fifty percent (50%) of the exercisable Option may be transferred by Participant. An “immediate family member” shall mean Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. Transferee will be subject to all terms and conditions applicable to the Option prior to its transfer. Transferee may not again transfer the Option. In order to transfer the Option, Participant must notify the Company in the form of a “Notice of Transfer of Nonqualified Stock Option” (which form may be obtained from the Company’s Legal Department) of such transfer and include the name, address and social security number of Transferee, as well as the relationship of Transferee to Participant.

6.    TERMINATION OF EMPLOYMENT. Unless otherwise provided for in the ICP, this Agreement or the Employment Agreement as amended from time to time, the Option (whether vested or unvested), to the extent not yet exercised, shall be forfeited immediately upon Participant’s termination of employment with the Company or any of its subsidiaries.

(a)With respect to terminations addressed in the Employment Agreement, the provisions of the Employment Agreement as amended from time to time shall apply and continue to apply, except as set forth in this Section 6, notwithstanding any termination of the Employment Agreement.

(b)Retirement. In the event of an “Approved Early Retirement” or “Normal Retirement” as such terms are defined in the Employment Agreement, the Option shall vest and be exercisable in accordance with Section 10(f) of the Employment Agreement as amended from time to time; provided that the Option, to the extent fully vested as of the Approved Early Retirement or Normal Retirement shall remain exercisable for the three (3) year period immediately following the Approved Early Retirement or Normal Retirement, but not beyond the original term of the Option.

(c)Disability. Notwithstanding any contrary provisions of any agreement (including the Employment Agreement), in the event Participant’s employment with the Company and any subsidiary of the Company terminates by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such Plan, as defined by the Social Security Administration), the Option shall vest as follows: the Option shall vest with respect to a total number of Shares as of the employment termination date (which is the last day that Participant is employed by the Company and any subsidiary of the Company), equal to (i) the number of Shares subject to the Option on the Grant Date multiplied by the following fraction: (A) the numerator shall be the whole number of months elapsed as of the employment termination date since the Grant Date and (B) the denominator shall be forty-eight (48), minus (ii) the number of Shares with respect to which the Option vested prior to the employment termination date (whether or not the Option was previously exercised). For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which Participant has worked. For example, if the time elapsed between the Grant Date and the employment termination date is eight months and five days, the numerator in sub-section (A) above shall be nine. The Option may be exercised to the extent vested at any time within one (1) year of Participant’s employment termination date but not beyond the original term of the Option.
7.     ACCEPTANCE OF AWARD. The Option may not be exercised unless and until the Company has received formal acceptance by Participant of the terms and conditions set forth herein as required by the Company. Acceptance may be submitted either electronically, if available, or in writing.

8.     NOTICE. Any notice required to be given hereunder to the Company shall be addressed to the Company, attention Senior Vice President, Chief Human Resources Officer, One CVS Drive, Woonsocket, RI 02895, and any notice required to be given hereunder to Participant shall be addressed to Participant at his address as shown on the records of the Company, subject to the right of either party hereafter to designate in writing to the other some other address.

9.     RECOUPMENT OF OPTION AWARD. The Option shall be subject to the terms of the Company’s Recoupment Policy as it exists from time to time, which may require the Participant to immediately repay to the Company the value of any pre-tax economic benefit that he may derive from the grant of the Option hereunder. By accepting this Option grant, Participant acknowledges that a copy of the Company’s Recoupment Policy has been made available for the Participant’s reference.

10.     COMMITTEE AUTHORITY. The Committee shall have the authority, in its sole discretion, to make any interpretations, determinations, and/or take any administrative actions with respect to the ICP and this Agreement, including whether any post-termination payments to Participant shall be deemed severance pay, the duration of any severance period, and/or whether a termination was without cause.

11.     GOVERNING LAW. This Nonqualified Stock Option Agreement and the Option evidenced hereby shall be governed by the laws of Delaware, without giving effect to principles of conflict of laws.

BY: ___________________________________________________
Lisa G. Bisaccia
Senior Vice President, Chief Human Resources Officer
CVS Caremark Corporation

Accepted By: __________________________________
Larry J. Merlo

____________________________
Date
2013 Merlo Stock Option Agreement

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